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Exhibit 5.2

June 8, 2011

AMC Entertainment Inc.
920 Main Street
Kansas City, Missouri 64105

  RE:
  Registration Statement Relating to $600,000,000 aggregate principal amount of 9.75% Senior Subordinated Notes due 2020

Ladies and Gentlemen:

        In connection with the registration by AMC Entertainment Inc., a Delaware corporation (the "Issuer") of its $600,000,000 aggregate principal amount of 9.75% Senior Subordinated Notes due 2020 (the "Exchange Notes") under the Securities Act of 1933, as amended (the "Act"), on Form S-4 filed with the Securities and Exchange Commission (the "Commission") on January 21, 2011, as amended by that Amendment No. 1, filed with the Commission on February 18, 2011, that Amendment No. 2, filed with the Commission on March 24, 2011 that Amendment No. 3 filed with the Commission on April 18, 2011, that Amendment No. 4 filed with the Commission on April 29, 2011 and that Amendment No. 5 filed with the Commission on May 12, 2011 (as amended, the "Registration Statement"), you have requested our opinion set forth below with respect to the guarantee (the "Subsidiary Guarantee") of the Exchange Notes by AMC Card Processing Services, Inc., an Arizona corporation ("AMCCPS"). The Exchange Notes will be issued by the Issuer pursuant to, and the Subsidiary Guarantee is evidenced by, an Indenture dated as of December 15, 2010 (the "Indenture"), by and among the Issuer, U.S. Bank National Association, as trustee (the "Trustee"), and AMCCPS and other guarantors.

        In our capacity as your Arizona local counsel, we have examined the following documents:

  (a)
  the Registration Statement; and

  (b)
  the Indenture, which provides for, among other things, the Subsidiary Guarantee.

        We have also reviewed the following documents relating to AMCCPS:

  (i)
  Certificate of Good Standing of AMCCPS, dated March 18, 2011, issued by the Arizona Corporation Commission (the "Certificate of Good Standing");

  (ii)
  Articles of Incorporation of AMCCPS, filed with the Arizona Corporation Commission on October 27, 2004, bearing a certification dated as of March 22, 2011, from the Arizona Corporation Commission;

  (iii)
  Bylaws of AMCCPS, as adopted on October 27, 2004;

  (iv)
  Resolutions of the Board of Directors of AMCCPS, effective as of December 1, 2010; and

  (v)
  Corporate Guarantors Secretary's Certificate, dated as of March 24, 2011, from the Assistant Secretary of AMCCPS, certifying the accuracy of the AMCCPS Articles of Incorporation and Bylaws, and of the resolutions adopted by AMCCPS in connection with the Indenture and the guaranty of the Exchange Notes, and also certifying as to various other factual matters.

        We also have reviewed a Certificate of Delivery, dated as of December 15, 2010, executed by AMCCPS.

        We also have reviewed such other documents and related matters of law as we have deemed necessary in order to enable us to render the opinions set forth herein.

        Subject to the assumptions, qualifications and limitations set forth herein, it is our opinion that:

        1.     AMCCPS is a corporation validly existing and in good standing under the laws of the State of Arizona.

        2.     The execution, delivery and performance by AMCCPS of the Indenture and the Subsidiary Guarantee have been duly authorized by all requisite corporate action on the part of AMCCPS.

        3.     The Indenture, including the Subsidiary Guarantee provided for therein, has been duly executed and delivered by AMCCPS.

        In rendering the foregoing opinions, we have assumed, without inquiry: (a) the genuineness of all signatures (including without limitation those of AMCCPS), the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as drafts or copies; and (b) the legal capacity of all natural persons executing any documents. Further, as to factual matters, we have relied upon the certificates provided to us by AMCCPS and governmental authorities.

        This opinion is limited to the matters expressly stated herein and no other opinions are implied by, or are to be inferred from, this letter. Without limiting the prior sentence, we express no opinion (i) with respect to the Exchange Notes or the Registration Statement, or any amendments thereof, (ii) as to the enforceability of any agreements including the Exchange Notes and the Indenture, or (iii) as to the adequacy of any consideration received by AMCCPS.

        The opinions herein are limited to the laws of the State of Arizona; we express no opinion with respect to any matters which may be governed by federal laws or the laws of any other state or jurisdiction.

        We consent to your filing this opinion as an exhibit to the Registration Statement, as amended, and to the reference to our firm contained under the heading "Legal Matters" in the prospectus contained therein. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,
/s/ QUARLES & BRADY LLP

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  Exhibit 5.2